                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 21
                                  SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
United Bank & Trust                                           Michigan
United Bank & Trust - Washtenaw                               Michigan


                                    Page 27